FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2023 Fourth Quarter Financial Results

GREENSBORO, NC — May 3, 2023 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2023 fourth quarter ended April 1, 2023.

On a GAAP basis, revenue for Qorvo’s fiscal 2023 fourth quarter was $633 million, gross margin was 18.1%, operating loss was $189 million and loss per share was $1.39. On a non-GAAP basis, gross margin was 41.3%, operating income was $34 million and diluted earnings per share was $0.26.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo is operating well and investing in technology and product leadership to broaden our market exposure and drive growth. We are seeing increasing strength in customer design activity across our businesses, and we expect improved financial performance supported by content gains in large customer programs.”

Strategic Highlights

•Selected by aerospace industry leader to supply cell-to-satellite solutions incorporating aerospace, base station and mobile technologies to enable LEO-based space-to-terrestrial connectivity
•Achieved key milestone delivering first Multi-Chip Module (MCM-1) for SHIP RF prototype devices in collaboration with BAE Systems and the U.S. Department of Defense
•Booked multi-million-dollar SiC inverter order for residential and industrial solar applications
•Selected to supply UWB solutions into multiple verticals, including next-generation smartwatch supporting secure car access, Wi-Fi access points enabling indoor navigation and 2024 flagship Android smartphone
•Collaborated with automotive OEMs and leading third parties to advance smart antennas and next-generation shark fin architectures and expanded 5G network access device design engagements with automotive tier-ones
•Secured force-sensing touch sensor design win leveraging ultra-sensitivity to enable new industrial design in premium true wireless headset for leading European OEM
•Secured first Wi-Fi 7 BAW filter design wins and expanded sampling of Wi-Fi solutions enabling full coverage across 2.4 GHz, 5 GHz and 6 GHz bands for smartphones and access points
•Supported ramp of Korea-based smartphone OEM’s flagship smartphone with broad-based content including LB, MHB, UHB, secondary transmit, tuning and Wi-Fi
•Awarded broad-based design wins in support of upcoming flagship, mid-tier and mass market 5G devices at top five Android smartphone OEMs
•Shipped first samples of new RFFE architecture integrating the MHB PAD and DRx, utilizing next-generation BAW and SAW technologies, for a 2024 Android smartphone

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, “Qorvo outperformed the midpoint of our revenue guidance in the March quarter while reducing channel inventory of our components in the Android ecosystem by approximately 25%. We anticipate continued progress reducing Android channel inventory in the coming quarters, with a return to historical norms by calendar year-end. Despite ongoing weakness in end markets, our strong design win activity on large customer programs supports our view for sequential revenue growth in June and robust sequential revenue growth in September.”

Qorvo’s current outlook for the June 2023 quarter is:

• Quarterly revenue of $620 million to $660 million
• Non-GAAP gross margin of approximately 41.5%
• Non-GAAP diluted earnings per share of approximately $0.15

See “Forward-looking non-GAAP financial measures” below. Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended April 1, 2023	For the quarter ended December 31, 2022	Change vs. Q3 FY 2023
Revenue	$632.7	$743.3	$(110.6)
Gross profit	$114.7	$268.1	$(153.4)
Gross margin	18.1%	36.1%	(18.0)	ppt
Operating expenses	$303.7	$259.3	$44.4
Operating (loss) income	$(189.0)	$8.7	$(197.7)
Net loss	$(138.4)	$(15.9)	$(122.5)
Weighted average diluted shares	99.5	100.9	(1.4)
Diluted EPS	$(1.39)	$(0.16)	$(1.23)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended April 1, 2023	For the quarter ended December 31, 2022	Change vs. Q3 FY 2023
Revenue	$632.7	$743.3	$(110.6)
Gross profit	$261.2	$304.2	$(43.0)
Gross margin	41.3%	40.9%	0.4	ppt
Operating expenses	$227.4	$205.7	$21.7
Operating income	$33.8	$98.6	$(64.8)
Net income	$25.7	$76.5	$(50.8)
Weighted average diluted shares	100.4	101.6	(1.2)
Diluted EPS	$0.26	$0.75	$(0.49)

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended April 1, 2023	For the quarter ended April 2, 2022	Change vs. Q4 FY 2022
Revenue	$632.7	$1,166.2	$(533.5)
Gross profit	$114.7	$570.3	$(455.6)
Gross margin	18.1%	48.9%	(30.8)	ppt
Operating expenses	$303.7	$299.7	$4.0
Operating (loss) income	$(189.0)	$270.6	$(459.6)
Net (loss) income	$(138.4)	$212.3	$(350.7)
Weighted average diluted shares	99.5	108.7	(9.2)
Diluted EPS	$(1.39)	$1.95	$(3.34)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended April 1, 2023	For the quarter ended April 2, 2022	Change vs. Q4 FY 2022
Revenue	$632.7	$1,166.2	$(533.5)
Gross profit	$261.2	$606.2	$(345.0)
Gross margin	41.3%	52.0%	(10.7)	ppt
Operating expenses	$227.4	$229.0	$(1.6)
Operating income	$33.8	$377.2	$(343.4)
Net income	$25.7	$339.6	$(313.9)
Weighted average diluted shares	100.4	108.7	(8.3)
Diluted EPS	$0.26	$3.12	$(2.86)
1 Excludes stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, charges associated with a long-term capacity reservation agreement, goodwill impairment, loss (gain) on assets, start-up costs, loss on investments, other (income) expense and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development; selling, general and administrative), (vi) free cash flow, (vii) EBITDA, (viii) non-GAAP return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense, restructuring related charges and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring related charges and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

For the three months ended April 1, 2023, non-GAAP gross profit and gross margin also exclude charges associated with a long-term capacity reservation agreement. We elected to apply the remaining pre-paid refundable deposit against portions of monthly purchase commitments for the term of the amended agreement in lieu of ordering certain additional silicon wafers. This election was made to better align component inventory with the timing of the forecasted finished goods demand. This resulted in an impairment to the prepaid refundable deposit recorded in our cost of goods sold. We believe these non-cash charges are not reflective of the performance of our ongoing business.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement and certain non-cash expenses, gain or loss on investments, other expense (income) and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP operating expenses (research and development and selling, general and administrative). Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including asset impairments, investment activity, acquisition-related costs, restructuring-related costs and certain charges associated with a long-term capacity reservation agreement) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring related charges, gain or loss on assets, asset impairments, gain or loss on investments and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at the following URL: https://ir.qorvo.com (under “Events & Presentations”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 412-317-6671 and using the passcode 13737714. The playback will be available through the close of business May 10, 2023.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including consumer electronics, smart home/IoT, automotive, EVs, battery-powered appliances, network infrastructure, healthcare and aerospace/defense. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast", "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; continued volatility and uncertainty in customer demand, worldwide economies and financial markets resulting from the impact of the COVID-19 pandemic, conflict in Ukraine or other macroeconomic factors; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, including under long-term supply agreements, due to timing of customers' forecasts; our inability to effectively manage or maintain evolving relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; changes in the favorable tax status of certain of our subsidiaries; enactment of international or domestic tax legislation, or changes in regulatory guidance; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Revenue	$632,703	$1,166,158	$3,569,399	$4,645,714

Costs and expenses:
Cost of goods sold	517,989	595,819	2,272,457	2,359,546
Research and development	163,637	158,745	649,841	623,636
Selling, general and administrative	82,954	83,927	358,790	349,718
Other operating expense	57,105	57,070	105,143	86,745
Total costs and expenses	821,685	895,561	3,386,231	3,419,645

Operating (loss) income	(188,982)	270,597	183,168	1,226,069
Interest expense	(17,241)	(17,392)	(68,463)	(63,326)
Other income (expense), net	7,210	(5,736)	9,924	18,341

(Loss) income before income taxes	(199,013)	247,469	124,629	1,181,084
Income tax benefit (expense)	60,597	(35,194)	(21,477)	(147,731)
Net (loss) income	$(138,416)	$212,275	$103,152	$1,033,353

Net (loss) income per share, diluted	$(1.39)	$1.95	$1.00	$9.26

Weighted average outstanding diluted shares	99,513	108,687	103,019	111,546

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	April 2, 2022

GAAP operating (loss) income	$(188,982)	$8,729	$270,597
Stock-based compensation expense	18,669	19,708	10,271
Amortization of intangible assets	32,843	32,844	37,885
Restructuring related charges	81,615	27,385	505
Acquisition and integration related costs	2,065	6,296	11,379
Charges associated with a long-term capacity reservation agreement	71,000	—	—
Goodwill impairment	12,411	—	48,000
Loss (gain) on assets, start-up costs and other non-cash expenses	4,212	3,591	(1,449)
Non-GAAP operating income	$33,833	$98,553	$377,188

GAAP net (loss) income	$(138,416)	$(15,931)	$212,275
Stock-based compensation expense	18,669	19,708	10,271
Amortization of intangible assets	32,843	32,844	37,885
Restructuring related charges	81,615	27,385	505
Acquisition and integration related costs	2,065	6,296	11,379
Charges associated with a long-term capacity reservation agreement	71,000	—	—
Goodwill impairment	12,411	—	48,000
Loss (gain) on assets, start-up costs and other non-cash expenses	4,212	3,591	(1,449)
Loss on investments	3,564	5,615	3,791
Other (income) expense	(1,644)	(1,908)	2,554
Adjustment of income taxes	(60,583)	(1,145)	14,390
Non-GAAP net income	$25,736	$76,455	$339,601

GAAP weighted average outstanding diluted shares	99,513	100,943	108,687
Dilutive stock-based awards	933	664	—
Non-GAAP weighted average outstanding diluted shares	100,446	101,607	108,687

Non-GAAP net income per share, diluted	$0.26	$0.75	$3.12

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	April 1, 2023		December 31, 2022		April 2, 2022
GAAP gross profit/margin	$114,714	18.1%	$268,051	36.1%	$570,339	48.9%
Amortization of intangible assets	28,132	4.5	27,624	3.7	30,665	2.7
Stock-based compensation expense	4,175	0.7	4,939	0.6	3,879	0.3
Restructuring related charges	43,004	6.8	3,600	0.5	—	—
Charges associated with a long-term capacity reservation agreement	71,000	11.2	—	—	—	—
Other non-cash expenses	162	—	28	—	1,272	0.1
Non-GAAP gross profit/margin	$261,187	41.3%	$304,242	40.9%	$606,155	52.0%

Three Months Ended
Non-GAAP Operating Income	April 1, 2023
(as a percentage of sales)

GAAP operating loss	(29.9)%
Stock-based compensation expense	2.9
Amortization of intangible assets	5.2
Restructuring related charges	12.9
Acquisition and integration related costs	0.3
Goodwill impairment	2.0
Charges associated with a long-term capacity reservation agreement	11.2
Loss on assets, start-up costs and other non-cash expenses	0.7
Non-GAAP operating income	5.3%

Three Months Ended
Free Cash Flow (1)	April 1, 2023
(in millions)

Net cash provided by operating activities	$65.4
Purchases of property and equipment	(34.1)
Free cash flow	$31.3

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2023	December 31, 2022	April 2, 2022
GAAP research and development expense	$163,637	$149,472	$158,745
Less:
Stock-based compensation expense	10,286	10,343	8,423
Other non-cash expenses	26	49	72
Non-GAAP research and development expense	$153,325	$139,080	$150,250

	Three Months Ended
	April 1, 2023	December 31, 2022	April 2, 2022
GAAP selling, general and administrative expense	$82,954	$76,269	$83,927
Less:
Stock-based compensation expense (adjustment)	4,208	4,426	(2,031)
Amortization of intangible assets	4,711	5,220	7,220
Other non-cash expenses	7	13	22
Non-GAAP selling, general and administrative expense	$74,028	$66,610	$78,716

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1, 2023	April 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$808,757	$972,592
Accounts receivable, net	304,519	568,850
Inventories	796,596	755,748
Other current assets	119,922	152,675
Total current assets	2,029,794	2,449,865

Property and equipment, net	1,149,806	1,253,591
Goodwill	2,760,813	2,775,634
Intangible assets, net	537,703	674,786
Long-term investments	20,406	31,086
Other non-current assets	193,381	324,110
Total assets	$6,691,903	$7,509,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$433,164	$568,101
Other current liabilities	122,599	107,026
Total current liabilities	555,763	675,127

Long-term debt	2,048,073	2,047,098
Other long-term liabilities	185,273	233,629
Total liabilities	2,789,109	2,955,854

Stockholders’ equity	3,902,794	4,553,218
Total liabilities and stockholders’ equity	$6,691,903	$7,509,072

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968